                                                                       EXHIBIT 2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                            PEREGRINE SYSTEMS, INC.,
                             A DELAWARE CORPORATION

                            (adopted August 7, 2003)

ARTICLE I. CORPORATE OFFICES.........................................        1
   1.1      REGISTERED OFFICE........................................        1
   1.2      OTHER OFFICES............................................        1
ARTICLE II. STOCKHOLDERS.............................................        1
   2.1      PLACE OF MEETINGS........................................        1
   2.2      ANNUAL MEETING...........................................        1
   2.3      SPECIAL MEETING..........................................        1
   2.4      NOTICE OF STOCKHOLDERS' MEETINGS.........................        1
   2.5      ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND
            STOCKHOLDER BUSINESS.....................................        2
   2.6      MANNER OF NOTICE; AFFIDAVIT OF NOTICE....................        2
   2.7      QUORUM...................................................        3
   2.8      ADJOURNED MEETING; NOTICE................................        3
   2.9      VOTING...................................................        3
   2.10     WAIVER OF NOTICE.........................................        3
   2.11     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING..        4
   2.12     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING;
            GIVING CONSENTS..........................................        4
   2.13     PROXIES..................................................        4
   2.14     LIST OF STOCKHOLDERS ENTITLED TO VOTE....................        5
   2.15     CONDUCT OF BUSINESS......................................        5
ARTICLE III. DIRECTORS...............................................        5
   3.1      POWERS...................................................        5
   3.2      NUMBER...................................................        5
   3.3      ELECTION. QUALIFICATION AND TERM OF OFFICE OF DIRECTORS..        6
   3.4      RESIGNATION AND VACANCIES................................        7
   3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE.................        7
   3.6      REGULAR MEETINGS.........................................        7
   3.7      SPECIAL MEETINGS; NOTICE.................................        8
   3.8      QUORUM...................................................        8
   3.9      WAIVER OF NOTICE.........................................        8
   3.10     ADJOURNED MEETING; NOTICE................................        8
   3.11     CONDUCT OF BUSINESS......................................        9
   3.12     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING........        9
   3.13     FEES AND COMPENSATION OF DIRECTORS.......................        9
   3.14     REMOVAL OF DIRECTORS.....................................        9
ARTICLE IV. COMMITTEES...............................................        9
   4.1      COMMITTEES OF DIRECTORS..................................        9
   4.2      COMMITTEE MINUTES........................................       10

   4.3      MEETINGS AND ACTION OF COMMITTEES........................       10
ARTICLE V. OFFICERS..................................................       10
   5.1      OFFICERS.................................................       11
   5.2      ELECTION OF OFFICERS.....................................       11
   5.3      REMOVAL AND RESIGNATION OF OFFICERS......................       11
   5.4      CHAIRMAN OF THE BOARD....................................       11
   5.5      CHIEF EXECUTIVE OFFICER..................................       11
   5.6      PRESIDENT................................................       12
   5.7      VICE PRESIDENT...........................................       12
   5.8      SECRETARY................................................       12
   5.9      CHIEF FINANCIAL OFFICER..................................       13
   5.10     ASSISTANT SECRETARY......................................       13
   5.11     AUTHORITY AND DUTIES OF OFFICERS.........................       13
ARTICLE VI. INDEMNITY................................................       13
   6.1      INDEMNIFICATION OF DIRECTORS AND OFFICERS................       13
   6.2      INDEMNIFICATION OF OTHERS................................       14
   6.3      INSURANCE................................................       14
ARTICLE VII. RECORDS AND REPORTS.....................................       14
   7.1      MAINTENANCE AND INSPECTION OF RECORDS....................       14
   7.2      INSPECTION BY DIRECTORS..................................       15
   7.3      REPRESENTATION OF SHARES OF OTHER CORPORATIONS...........       15
ARTICLE VIII. GENERAL MATTERS........................................       15
   8.1      CHECKS...................................................       15
   8.2      EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.........       15
   8.3      STOCK CERTIFICATES; PARTLY PAID SHARES...................       16
   8.4      SPECIAL DESIGNATION ON CERTIFICATES......................       16
   8.5      LOST CERTIFICATES........................................       17
   8.6      CONSTRUCTION; DEFINITIONS................................       17
   8.7      DIVIDENDS................................................       17
   8.8      FISCAL YEAR..............................................       17
   8.9      SEAL.....................................................       17
   8.10     TRANSFER OF STOCK........................................       17
   8.11     STOCK TRANSFER AGREEMENTS................................       18
   8.12     REGISTERED STOCKHOLDERS..................................       18
ARTICLE IX. AMENDMENTS...............................................       18

                                   ARTICLE I.
                                CORPORATE OFFICES

1.1 REGISTERED OFFICE

      The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Corporation at such location is The Corporation Trust Company.

1.2 OTHER OFFICES

      The board of directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II.
                                  STOCKHOLDERS

2.1 PLACE OF MEETINGS

      Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the Corporation.

2.2 ANNUAL MEETING

      The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors, provided, however, that the first annual meeting following the Effective Date of the Company's Fourth Amended Plan of Reorganization, as Modified, Dated July 14, 2003 (the "Plan"), shall not be held prior to 30 days before the first anniversary of the Effective Date of the Plan (the "2004 Annual Meeting"), and the second annual meeting following the Effective Date of the Plan shall not be held prior to 30 days before the second anniversary of the Effective Date of the Plan. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3 SPECIAL MEETING

      A special meeting of the stockholders may be called at any time by the (i) board of directors, (ii) the chairman of the board, or (iii) stockholders holding shares in the aggregate entitled to cast not less than fifty percent (50%) of the votes at that meeting.

2.4 NOTICE OF STOCKHOLDERS' MEETINGS

      All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

      To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the secretary of the Corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a stockholder's notice to the secretary shall set forth: (i) the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice; (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and (v) if applicable, the consent of each nominee to serve as director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

2.6 MANNER OF NOTICE; AFFIDAVIT OF NOTICE

      Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.7 QUORUM

      The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting, or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that night have been transacted at the meeting as originally noticed. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question.

2.8 ADJOURNED MEETING; NOTICE

      When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9 VOTING

      The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Sections 2.12 and 2.14 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.10 WAIVER OF NOTICE

      Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

      Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the board of directors does not so fix a record date, the fixing of such record date shall be governed by the provisions of Section 213 of the General Corporation Law of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.13 PROXIES

      Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE

      The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The stock ledger shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

2.15 CONDUCT OF BUSINESS

      Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and conduct of business.

                                  ARTICLE III.
                                    DIRECTORS

3.1 POWERS

      Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2 NUMBER

      The authorized number of directors of the Corporation shall be a number between two and seven, the exact number to be fixed from time to time by the board of directors. The authorized number of directors shall initially be seven until otherwise fixed by the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

            3.2.1 Notwithstanding the foregoing, the number of directors shall be seven until immediately following the 2004 Annual Meeting, at which time the board of directors may change the size of the board in accordance with Section 3.2.

3.3 ELECTION. QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

      Except as provided in Section 3.4 of these Bylaws, at each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Elections of directors need not be by written ballot.

            3.3.1 2004 ANNUAL MEETING

      At such time as the Company prepares a slate of nominees for election at the 2004 Annual Meeting, the director nominees shall be selected in accordance with this Section 3.3.1.

                  3.3.1.1 At least 45 days before the date on which the Company expects to first file a proxy statement with the Securities and Exchange Commission or otherwise disclose its slate of nominees to the stockholders of the Company or to the public (the "Disclosure Statement"), it will notify in writing the members of the Post-Emergence Equity Committee (as defined in the Plan) or, if the Post-Emergence Equity Committee is not then in existence, then the Company will notify in writing the three directors (or their successors) initially selected pursuant to the Plan by the Equity Committee (as defined in the Plan) (such persons so notified being the "Equity Representatives") at the addresses provided by such Equity Representatives for such notice or, if no such address has been provided, then at the last address for such Equity Representatives known to the Company, of (x) the expected date on which the Disclosure Statement will first be filed with the Securities and Exchange Commission or otherwise made public, and (y) the information required by the Securities Exchange Act of 1934, as amended, or other applicable law, to be included in the Disclosure Statement (the "Nominee Disclosure Information") with respect to the Equity Nominee (as defined below). The Equity Representatives shall then have 30 days from the receipt of such notice to
      (i) nominate one director for election at the 2004 Annual Meeting (the "Equity Nominee"), (ii) provide the signed written consent of the Equity Nominee for inclusion in the Disclosure Statement, and (iii) provide the Company with the Nominee Disclosure Information regarding the Equity Nominee. Upon timely receipt of the aforementioned consent and Nominee Disclosure Information, the Equity Nominee shall be included in the Disclosure Statement and all other communications by the Company regarding nominees for directors at the 2004 Annual Meeting and identified therein as the nominee selected by the Equity Representatives.

                  3.3.1.2 The Board of Directors shall select up to six nominees for election at the 2004 Annual Meeting and such nominees will be identified in the Disclosure Statement as the nominees selected by the Board of Directors. Notwithstanding anything to the contrary in this
      Section 3.3.1, the Board of Directors shall be entitled to select up to seven nominees for election at the 2004 Annual Meeting if the Equity Representatives fail to timely satisfy the conditions set forth in Section
      3.3.1.1 and such failure has not been cured within five business days after providing written notice of same to the Equity Representatives in the manner set forth in Section 3.3.1.1.

3.4 RESIGNATION AND VACANCIES

      Any director may resign at any time upon written notice to the Corporation. Stockholders may remove directors with or without cause. Any vacancy occurring in the board of directors with or without cause may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced. Unless otherwise provided in the certificate of incorporation or these Bylaws:

      (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

      (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware. If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

      The board of directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS

      Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7 SPECIAL MEETINGS; NOTICE

      Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president the secretary or any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least 4 days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.8 QUORUM

      At all meetings of the board of directors, a majority of the number of directors currently serving on the board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.

3.9 WAIVER OF NOTICE

      Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

3.10 ADJOURNED MEETING; NOTICE

      If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.11 CONDUCT OF BUSINESS

      Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his absence by the chief executive officer, or in their absence by a chairman chosen at the meeting. The chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting shall determine the order of business and the procedures at the meeting.

3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

      Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.13 FEES AND COMPENSATION OF DIRECTORS

      Unless otherwise restricted by the certificate of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14 REMOVAL OF DIRECTORS

      Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. If at any time a class or series of shares is entitled to elect one or more directors, the provisions of this Article 3.15 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

                                   ARTICLE IV.
                                   COMMITTEES

4.1 COMMITTEES OF DIRECTORS

      The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 15 1 (a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) amend the Bylaws of the Corporation; and, unless the board resolution establishing the committee, the Bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

4.2 COMMITTEE MINUTES

      Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon the request of the board of directors.

4.3 MEETINGS AND ACTION OF COMMITTEES

      Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section
3.5 (place of meetings
and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice),
Section 3.11 (adjournment and notice of adjournment), Section 3.12 (conduct of business) and Section 3.13 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                   ARTICLE V.
                                    OFFICERS

5.1 OFFICERS

      The officers of the Corporation shall be a chief executive officer, one or more vice presidents, a secretary and a chief financial officer. The Corporation may also have, at the discretion of the board of directors, a chairman of the board, a president, a chief operating officer, one or more executive, senior or assistant vice presidents, assistant secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.2 of these Bylaws. Any number of offices may be held by the same person.

5.2 ELECTION OF OFFICERS

      Except as otherwise provided in this Section 5.2, the officers of the Corporation shall be elected by the board of directors, subject to the rights, if any, of an officer under any contract of employment. The board of directors may appoint, or empower an officer to appoint, such officers and agents of the business as the Corporation may require (whether or not such officer or agent is described in this Article V), each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

5.3 REMOVAL AND RESIGNATION OF OFFICERS

      Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.4 CHAIRMAN OF THE BOARD

      The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these Bylaws. If there is no chief executive officer, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.5 of these Bylaws.

5.5 CHIEF EXECUTIVE OFFICER

      The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors shall have the general powers and duties of management usually vested in the chief executive officer of a Corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

5.6 PRESIDENT

      Subject to such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the president shall have general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the event a Chief Executive Officer shall not be appointed, the President shall have the duties of such office.

5.7 VICE PRESIDENT

      In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the chief executive officer and when so acting shall have all the powers of and be subject to all the restrictions upon, the chief executive officer. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the chief executive officer or the chairman of the board.

5.8 SECRETARY

      The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws. He shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

5.9 CHIEF FINANCIAL OFFICER

      The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director. The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, shall render to the chief executive officer and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.

5.10 ASSISTANT SECRETARY

      The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

5.11 AUTHORITY AND DUTIES OF OFFICERS

      In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the board of directors or the stockholders.

                                  ARTICLE VI.
                                    INDEMNITY

6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director of the Corporation after the Effective Date (as defined in the Plan). For purposes of this Section 6.1, a "director" of the Corporation includes any person (i) who is or was a director of the Corporation after the Effective Date, or (ii) who is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise after the Effective Date. The Corporation shall pay the expenses (including attorney's fees) incurred by such directors in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the General Corporation Law of Delaware or any other applicable law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.1 or otherwise.

6.2 INDEMNIFICATION OF OTHERS

      The Corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, a "director", "officer" or "employee" or agent of the Corporation includes any person (i) who is or was a director, officer, employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director, officer, employee or agent of a Corporation which was a predecessor Corporation of the Corporation or of another enterprise at the request of such predecessor Corporation. Notwithstanding any of the provisions of this Corporation's Bylaws, these Bylaws shall not in any way countermand or otherwise affect any provisions concerning indemnification set forth in the Plan or the Plan's confirmation order.

6.3 INSURANCE

      The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

                                  ARTICLE VII.
                               RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF RECORDS

      The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

7.2 INSPECTION BY DIRECTORS

      Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

      The chairman of the board, the chief executive officer, any vice president, the chief financial officer, the secretary or assistant secretary of this Corporation, or any other person authorized by the board of directors or the chief executive officer or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII.
                                 GENERAL MATTERS

8.1 CHECKS

      From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

      The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 STOCK CERTIFICATES; PARTLY PAID SHARES

      The shares of a Corporation shall be represented by certificates, provided that the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of be consideration actually paid thereon.

8.4 SPECIAL DESIGNATION ON CERTIFICATES

      If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5 LOST CERTIFICATES

      Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6 CONSTRUCTION; DEFINITIONS

      Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a Corporation and a natural person.

8.7 DIVIDENDS

      The directors of the Corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.8 FISCAL YEAR

      The fiscal year of the Corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9 SEAL

      The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.10 TRANSFER OF STOCK

      Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11 STOCK TRANSFER AGREEMENTS

      The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12 REGISTERED STOCKHOLDERS

      The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX.
                                   AMENDMENTS

      The original or other Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

                                  *    *    *